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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: March 26, 1997


                           QUEEN SAND RESOURCES, INC.
               (Exact name of registrant as specified in charter)


     Delaware                       0-21179                         75-2615565
Jurisdiction of                 Commission File                  I.R.S. Employer
  Incorporation                     Number                        Identification
                                                                     Number


             3500 Oak Lawn, Suite 380, LB #31, Dallas, TX 75219-4398
                    (Address of principal executive offices)


                  Registrant's telephone number: (214) 521-9959


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On March 13, 1997 the Company acquired from D&R Petroleum, Inc. and from Mr. James P. Robertson and Frances L. Robertson of Zachary, Louisiana, one (1) gross productive well (0.3375 net productive wells) located in Louisiana. The acquisition comprises 278 gross acres (94 net acres).


INTERCOASTAL #2, ST. MARY'S PARISH, LOUISIANA

         The Company has a 23.625% net revenue interest in a single well producing 14,325 mcf (net) of gas and 375 bbls (net) of oil per month from a depth of 14,700 feet in the Operculinoids formation.

         The purchase price consisted of cash paid at closing of $562,500 and 578,500 shares of restricted common stock of the Company.
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ITEM 7            FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND
                  EXHIBITS

Financial Statements

         (a) It is impractical to provide the required financial statements of the acquired properties at this time. The Company plans to file such information by amendment within sixty days.

         (b) It is impractical to provide the required pro forma financial information at this time. The Company plans to file such information by amendment within sixty days.


Exhibits

10.a Purchase and Sale Agreement dated March 13, 1997 between James P. Robertson and Frances L. Robertson and the Company.

10.b Purchase and Sale Agreement dated March 13, 1997 between D&R Petroleum, Inc. and the Company.


                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   QUEEN SAND RESOURCES, INC.



                                  By:  /s/Edward J. Munden
                                        ------------------------------------
                                          Edward J. Munden,
                                          President and Chief Executive Officer



Dated:  March 26, 1997